SUB-ITEM 77H

As of April 30, 2017, the following entity owned 25% or more of the voting securities of the MFS Lifetime 2060 Fund:


-----------------------------------------------------
|ENTITY                                  |PERCENTAGE|
-----------------------------------------------------
|MASSACHUSETTS FINANCIAL SERVICES COMPANY|95.72%    |
-----------------------------------------------------